Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 30, 2021, in the Registration Statement (Form S-1) and related Prospectus of Surrozen, Inc. dated September 10, 2021.

/s/ Ernst & Young LLP

San Francisco, California

September 10, 2021